SEVERANCE AGREEMENT AND GENERAL RELEASE

         THIS SEVERANCE AGREEMENT AND GENERAL RELEASE (hereinafter "Agreement"), made and entered into on the 27th day of March, 2001 (the "Effective Date"), is by and between GREGORY T. COOK (hereinafter "Cook") and Emerging Vision, Inc. f/k/a Sterling Vision, Inc. (together with its wholly owned subdivisions, hereinafter the "Company").

         WHEREAS, Cook has been employed by the Company from February 22, 2000 and has been an officer and a member of the Company's Board of Directors; and

         WHEREAS, Cook will resign as an officer and as a director of the Company effective the date hereof in consideration for the covenants and undertakings set forth herein.

         NOW, THEREFORE, the Company and Cook agree as follows:

         1. Entire Agreement. With the exception of the Non-Qualified Stock Option Agreement dated February 22, 2000 and any stock options issued pursuant thereto, (the "Initial Stock Option Agreement"), this Agreement and its addenda constitute the complete and entire agreement of the parties and supercedes any and all other agreements between the parties. No oral statement or prior written agreement or matter, extrinsic of this Agreement, shall have any force or effect, including Cook's Employment Agreement dated February 22, 2000 and the supplement and amendment dated February 23, 2000 (the "Employment Agreement"). In executing this Agreement, the parties are not relying on any representations, promises, warranties, covenants or undertakings other than those expressly set forth in this Agreement. Each of the parties acknowledges that none of them has been induced to execute this Agreement by reason of any representation or promise by or on behalf of any other party not herein contained, nor by reason of any failure by or on behalf of any other party to divulge any fact or facts, nor by any fraud, pressure or undue influence, and that none of the parties will, under any circumstances, assert or claim any invalidity of this Agreement, or any provision hereof based upon the foregoing. Cook acknowledges that the waivers of contractual rights he has made in this Agreement are knowing, conscious and voluntary and are made with full appreciation that Cook is forever foreclosed from pursuing any of the rights so waived.

         2. Payments. a. In consideration for Cook's execution of, and compliance with, this Agreement, the Company, in addition to the other compensation to be paid to (or received by) Cook hereunder, including but not limited to the Options granted Cook pursuant to sub-paragraph (d) of this paragraph "2", shall make a payment to Cook in the amount of $277,000.00, less applicable payroll deductions and other withholdings. This payment shall be made to Cook upon his execution of this Agreement.

         b. Salary and Vacation. Cook shall be paid his salary and accrued vacation pay through March 23, 2001, in the amounts of $8,076.92, and $8,076.92, respectively. These payments shall be made to Cook upon his execution of this Agreement, less applicable payroll deductions and other withholdings.

         c. Apartment Lease. The Company agrees to pay Cook the amount of $23,000.00, as reimbursement of Cook's rental obligations incurred in the leasing of an apartment in New York in connection with Cook's employment by the Company. Cook hereby represents that the Company is not a party to, nor named in, the lease agreement for this apartment. Cook agrees to assume all liability with regard to the apartment and agrees to hold the Company harmless against, and to indemnify the Company for, any and all claims and costs arising out of Cook's use of this apartment. This payment shall be made to Cook upon his execution of this Agreement. Cook further agrees to hold the Company harmless against, and to indemnify the Company for, any and all costs, including reasonable attorney's fees, arising out of any claim by the Internal Revenue Service or any other taxing authority or other governmental agency (whether federal, state or local), which may be made against the Company arising out of or relating to the payments made to him pursuant to this section from which the Company does not withhold applicable taxes. Cook further agrees that he will cooperate with the Company in the defense of any such claim. Title to all furnishings in the apartment, and the benefits of any payments made under the lease to the landlord shall remain with Cook.

         d. Stock Options. The Company will grant Cook 250,000 stock options in accordance with the terms of the Non-Qualified Stock Option Agreement, attached hereto as Exhibit A.

         e. Expenses.  Cook is entitled to  reimbursement in accordance with the
Company's  existing  business expense   reimbursement  policies for all
ordinary and necessary business expenses incurred through March 27, 2001 in the performance of his duties as officer or director of the Company subject to the Company's receipt of appropriate documentation thereof by no later than May 28, 2001.

         f. Non-Competition and Non-Solicitation. Cook understands that his Employment Agreement contains a Non-Competition and Non-Solicitation provision in favor of the Company (Article 5). Cook acknowledges that as further consideration for his execution of this Agreement, the Company has agreed, subject to Cook's execution of this Agreement and compliance with its terms, effective as of the Effective Date of this Agreement, to release Cook from his obligation pursuant to the Non-Competition and Non-Solicitation provisions of the Employment Agreement, it being specifically understood and agreed that such release shall in no way be deemed to limit and/or otherwise release Cook from his obligation pursuant to paragraph 8 of this Agreement.

         g. Acknowledgment. Cook hereby acknowledges and agrees that the payments and covenants provided pursuant to this Agreement are in full discharge of any and all liabilities and obligations of the Company to him, monetarily or with respect to employee benefits or otherwise, including but not limited to any and all obligations arising under any alleged written or oral employment agreement, policy, plan or procedure of the Company and/or any alleged understanding or arrangement between Cook and the Company. The Company hereby acknowledges and agrees that the payments and covenants provided pursuant to this Agreement are in full discharge of any and all liabilities and obligations of Cook to the Company Affiliates (defined below), monetarily or with respect to any alleged written or oral employment agreement and/or any alleged understanding or arrangement between the Company and Cook.

         3. Resignation. As a result of the Company's determination to close its Internet Division, Cook hereby resigns from his employment with the Company and as a member of the Company's Board of Directors effective as of the Effective Date.

         4.       Releases.

         a. For and in consideration of the payments to be made and the promises and obligations set forth in this Agreement, and subject to the Company's execution of this agreement and compliance with its terms, Cook, on behalf of himself and his heirs, dependents, executors, administrators, trustees, agents, attorneys, employees, fiduciaries, legal representatives and assigns, whether acting as agents for Cook or in their individual capacities (collectively referred to as the "Cook Affiliates"), hereby forever release and discharge the Company and any of their parent corporations, their past and/or present subsidiaries, divisions, affiliated entities, successors and assigns, and all of its or their past and/or present officers, agents, attorneys, employees, fiduciaries, trustees, administrators and assigns, whether acting as agents for the Company or in their individual capacities (collectively referred to herein as the "Company Affiliates"), from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever, whether known or unknown, which any of the Cook Affiliates ever had, now have, or hereafter may have against any of the Company Affiliates by reason of any actual or alleged act, omission, transaction, practice, conduct, statement, occurrence, or other matter up to and including the date Cook signs this Agreement.

         b. Without limiting the generality of the foregoing, the Cook Affiliates release and discharge the Company Affiliates from: (i) any claim under Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Texas Labor Code, the Texas Employment Discrimination Law, and the Texas Disability Discrimination Law, the New York State Human Rights Law, the New York City Administrative Code, and/or any other federal, state or local law (statutory or decisional) or ordinance prohibiting employment discrimination;
(ii) any claim under the Family and Medical Leave Act ("FMLA"); (iii) any claim under the Employee Retirement Income Security Act of 1974 ("ERISA"), except for claims for accrued, vested benefits under any employee benefit pension plan of the Company; (iv) any claim for breach of contract (express or implied), fraud, wrongful or constructive discharge, retaliatory discharge, emotional distress or compensatory or punitive damages; (v) any claim in connection with, related to, or arising out of your employment with the Company, the terms and conditions of your employment, the separation or termination of such employment, any of the events relating directly or indirectly to or surrounding that separation or termination, and/or any other agreement, understanding, relationship or arrangement with the Company; and (vi) any claim for attorneys' fees, costs, disbursements and the like; which any of the Cook Affiliates ever had, now have, or hereafter may have against any of the Company Affiliates by reason of any actual or alleged act, omission, transaction, practice, conduct, statement, occurrence, or other matter up to and including the date on which Cook signs this Agreement.

                  c. Cook acknowledges and agrees that by virtue of the foregoing, he has waived any relief available to the Cook Affiliates (including without limitation, monetary damages, equitable relief and reinstatement) under any of the claims and/or causes of action waived in this paragraph "4" Therefore, Cook agrees that the Cook Affiliates will not seek or accept any award or settlement from any source or proceeding (including but not limited to any proceeding brought by any other person or by any government agency) with respect to any claim or right waived in this Agreement. Cook further agrees, to the maximum extent permitted by law, that the Cook Affiliates will not sue or commence any proceeding (judicial or administrative), or participate in any action, suit or proceeding (unless compelled by legal process or court order), against any of the Company Affiliates, with respect to any claim released herein. Cook also warrants and represents that as of the date he signs this Agreement, none of the Cook Affiliates has taken or engaged in any of the acts described in the foregoing sentences. If, notwithstanding the foregoing promises, any of the Cook Affiliates violates this paragraph "4", Cook shall be required, to the maximum extent permitted by law, to indemnify and hold harmless the Company Affiliates from and against any and all demands, assessments, judgments, costs, damages, losses and liabilities, and attorneys' fees and other expenses which result from, or are incident to, such violation.

         d. For and in consideration of the promises and obligations set forth in the Agreement, and subject to Cook's execution of this Agreement and compliance with its terms, the Company Affiliates hereby forever release and discharge all of the Cook Affiliates from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local, or otherwise), whether known or unknown, which any of the Company Affiliates ever had, now have or hereafter may have against any of the Cook Affiliates by reason of any actual or alleged act, omission, transaction, practice, conduct, statement, occurrence or other matter arising out of his employment with the Company, up to and including the date of the execution of this Agreement.

         e. The Company acknowledges and agrees that by virtue of the foregoing, the Company has waived any relief available to the Company (including without limitation, monetary damages and equitable relief) under any of the claims and/or causes of action waived in this paragraph "4." Therefore, the Company agrees that the Company Affiliates will not seek or accept any award or settlement from any source or proceeding (including but not limited to any proceeding brought by any other person or by any government agency) with respect to any claim or right waived in this Agreement. The Company further agrees, to the maximum extent permitted by law, that the Company Affiliates will not sue or commence any proceeding (judicial or administrative), or participate in any action, suit or proceeding (unless compelled by legal process or court order), against any of the Cook Affiliates, with respect to any claim released herein. The Company also warrants and represents that as of the date the Company signs this Agreement, none of the Company Affiliates has taken or engaged in any of the acts described in the foregoing sentences. If, notwithstanding the foregoing promises, any of the Company Affiliates violates this paragraph "4," the Company shall be required, to the maximum extent permitted by law, to indemnify and hold harmless the Cook Affiliates from and against any and all demands, assessments, judgments, costs, damages, losses and liabilities, and attorneys' fees and other expenses which result from, or are incident to, such violation.

         f. The parties agree that Cook and Balfour Investors Incorporated., Jay Goldsmith, Goldin Associates LLC, and Michael McGeeney, will each provide the other mutual general releases in the form annexed to this Agreement as Exhibit B.

         g. Anything to the contrary herein notwithstanding, no release of the Company hereunder shall act as a discharge of any obligation, duty or requirement of Company to indemnify or hold Cook harmless in connection with his former position as an officer and director of the Company.

         5. Covenant Not To Sue.

         a. Except as to Cook's rights to enforce the terms of this Agreement and to exercise his rights to any previously issued stock options or the stock options issued pursuant to this Agreement, Cook agrees, to the extent permitted by law, that he will not commence, maintain, prosecute, initiate, or instigate any investigation, action or proceeding of any kind (including administrative or court proceedings) against the Company Affiliates with respect to any act, omission, transaction or occurrence from the beginning of the world up to and including the date of this Agreement (excluding claims under the Age Discrimination in Employment Act, which exclusion results from the inability to provide the requisite notice under that act given the parties' mutual desire for expedition). Cook warrants and represents that none of the Cook Affiliates has commenced, or been party to, any action or proceeding or court complaints or proceedings of any kind (on their own behalf and/or on behalf of any other person and/or as a member of any class of persons) against or involving any of the Company Affiliates.

         b. Except as to the Company's right to enforce the terms of this Agreement, the Company agrees, to the extent permitted by law, that the Company will not commence, maintain, prosecute, initiate, or instigate any investigation, action or proceeding of any kind (including administrative or court proceedings) against the Cook Affiliates with respect to any act, omission, transaction or occurrence from the beginning of the world up to and including the date of this. The Company warrants and represents that none of the Company Affiliates has commenced, or been party to, any action or proceeding or court complaints or proceedings of any kind (on their own behalf and/or on behalf of any other person and/or as a member of any class of persons) against or involving any of the Company Affiliates.

         6. Offers to Certain Employees. The Company will offer to the employees listed on the chart annexed hereto as Exhibit C, the severance and other payments contained in that chart and, shall be obligated to make such payments only in the event the listed employee provides an executed release acceptable to the Company.

         7.       Non-Disparagement.

                  a. Cook hereby agrees not to make any statements (orally or in writing) or take any actions, which in any way disparage, or which could harm the reputation or goodwill of the Company or any of the other Releasees, or in any way, directly or indirectly, cause, encourage or condone the making of such statements or the taking of such actions by anyone else.

                  b. The Company hereby agrees not to make any official statements or take any actions, which in any way disparage, or which could harm the reputation of Cook, or in any way, directly or indirectly, cause, encourage or condone the making of such statements or the taking of such actions by anyone else.

         8.       Confidential and Proprietary Information.

                  8.1 Company Property. In further consideration for Cook's execution of this Agreement, Cook is entitled to keep his personal laptop and desktop computers, and his personal digital assistant, and any personal information contained in his files or any electronic media. All information, data, computer and/or source code or programs, databases or other information that Cook has created, learned or generated for the Company while employed belongs to the Company. Cook hereby represents that he has returned all information, documents, electronic files, electronic records and databases, and all copies of this information that Cook received, created, learned or generated as an employee of the Company by the Effective Date and that he will not make use of such property for any purpose other than pursuant to this Agreement. Cook agrees that he will return to the Company all copies of the Company's Confidential Information (defined below) that he locates in the future.

                  8.2 Confidential Information. Cook acknowledges that, during the course of his employment with the Company, he had access to information relating to the Company's business that provides the Company with a competitive advantage (or that could be used to the Company's disadvantage by a competitor), that is not generally known by persons not employed by the Company and that could not easily be learned or determined by someone outside the Company
("Confidential Information"). Confidential Information includes, but is not limited to:

         i. the identity of the Company's past, present and prospective clients;

         ii.   the Company's products and its pricing of those products;

         iii. the identity of suppliers from which the Company obtains products for its clients, and the terms and conditions on which the Company transacts business with those suppliers;

         iv. the types of services the Company provides and the Company's internal corporate policies related to those services;

         v. the individual services purchased by or for the Company's clients;

         vi. the individual specifications or characteristics of products or services ordered by the Company's clients;

         vii.  the Company's business strategies;

         viii. confidential   information,   including   names,   addresses  and
               telephone numbers of the Company's clients and the Company's contacts at those clients;

         ix. the transactions in which the Company's clients are engaged or are considering engaging;

         x. information concerning the Company's financial condition and performance and the compensation paid to its other employees.

Confidential Information shall not, however, include information that is or becomes generally known outside the Company through no act or failure to act by Cook.

                  8.3 Duty Of Confidentiality. Cook agrees to use his best efforts to hold all Confidential Information in a fiduciary capacity for the benefit of the Company and to safeguard such Confidential Information. Cook also agrees that he will not directly or indirectly use or disclose such Confidential Information. The rights set forth herein are in addition to all rights the Company may have under the common law or applicable statutory laws relating to the protection of trade secrets.

                  8.4 Injunctive Remedies. Cook acknowledges and agrees that monetary damages will not be an adequate remedy for a breach by Cook of any of the provisions of this Agreement and that irreparable injury will result to the Company, and its business and property, in the event of such a breach. Accordingly, Cook acknowledges that the Company may, in addition to recovering legal damages, including lost revenues, take appropriate actions to enjoin Cook from violating Section 8 of this Agreement.

                  8.5 Exclusions. Anything to the contrary herein notwithstanding, Cook's obligations with respect to Confidential Information under paragraphs 8.1 and 8.3 above shall not apply to any Confidential Information that in or whole or in part: (a) Cook solely or jointly conceived, developed, authored, reduced to practice or otherwise produced prior to his employment by the Company; (b) was developed entirely on his own time; (c) as to which no equipment, supplies, facility, services, or trade secret information of Company were used in its development; (d) does not relate (i) directly to the retail optical business of Company or (ii) to the actual or demonstrably anticipated business, research or development of Company relative to the retail optical business; or (e) does not result from any work performed by Cook for Company.

         9. Litigation. (a.) Each party agrees that they will cooperate with the other party and/or its affiliates and their counsel in connection with any investigation, administrative proceeding or litigation relating to any matter that occurred during the period of time in which Cook was employed by the Company, in which the party was involved or of which the party has knowledge.

                  (b.) Each party agrees that, in the event that they are subpoenaed by any person or entity (including, but not limited to, any government agency) to provide documents or to give testimony (in a deposition, court proceeding or otherwise) which in any way relates to or arose from Cook's employment by the Company and/or its affiliates, that party will give prompt written notice of such request to counsel of record for the other party (the Company's Chief Executive Officer, or his designee, for the Company and Gary S. Kessler, Kessler Collins P.C. for Cook), and will make no disclosure until the other party and/or its affiliates have had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure, unless he is otherwise compelled to do so by law.

                  (c.) The Company will reimburse Cook for any reasonable expenses incurred as a result of his cooperation pursuant to this paragraph, provided Cook supplies appropriate documentation of such expenses.

         10. Non-Waiver. The waiver by either party of any breach by the other party of any provision of this Agreement shall not operate or be construed as a waiver of the waiving party's rights upon any subsequent breach.

         11. Successors and Assigns. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon their respective successors and assigns.

         12. Amendment or Modifications. No amendment or modification of this Agreement or of any covenant, condition or limitation of this Agreement, shall be binding and valid unless contained in a writing executed by Cook and an authorized representative of the Company. No evidence of any amendment or modification shall be offered or received in evidence in any proceeding between the parties hereto arising out of or effecting this Agreement or the rights or obligations or any party hereunder, unless such amendment or modification is in writing and duly executed by Cook and an authorized representative of the Company. It is further agreed that the provisions of this section may not be waived.

         13. Governing Law. This Agreement shall be governed by, interpreted, and construed in accordance with the laws of the State of New York.

         14. Jurisdiction. With the exception of a claim for injunctive relief, for which jurisdiction shall be reserved in the federal and/or state courts in New York County and with respect to which the parties consent to personal jurisdiction, any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration, in the County of New York, in accordance with the Employment Rules of the American Arbitration Association (the "AAA") as then in effect. The decision of the arbitrator(s) shall be final and binding on the parties hereto and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. To the extent permitted by law, the prevailing party will be entitled to all reasonable attorneys' fees and costs incurred in such arbitration.

         15. Severability & Construction. Upon any finding by a court or agency of competent jurisdiction that the release and covenants provided for in this Agreement are illegal, void, or unenforceable, each party agrees that, at the reasonable request of the other party, to execute a release, waiver and/or covenant that is legal and enforceable. Further, if any of the Cook Affiliates seeks to challenge the validity of or otherwise vitiate this Agreement or any provision thereof (including, without limitation, paragraph "4"), Cook shall, to the maximum extent permitted by law, be required to immediately repay to the Company the amount paid to Cook pursuant to this Agreement. Additionally, if any of the Company Affiliates seeks to challenge the validity of or otherwise vitiate this Agreement or any provision thereof (including, without limitation, paragraph "4"), the Company shall be required to immediately pay to Cook all monies due and owing under the Employment Agreement.

         16. Attorney Fees. The Company agrees to pay Cook's reasonable attorney's fees, and those of James Ewer, in connection with the negotiation, preparation, and execution of their severance agreements, up to a combined total of $10,000.

         17. Voluntary Agreement. Cook acknowledges that: (a) he has carefully read this Agreement in its entirety; (b) he has been advised by Releasees in writing to consult with an attorney of his choosing in connection with this Release; (d) he fully understands the significance of all of the terms and conditions of this Release; (e) he has discussed it with his independent legal counsel, or has had a reasonable opportunity to do so; (f) he has had answered to his satisfaction any questions he has asked with regard to the meaning and significance of any of the provisions of this Release; and (g) he is signing this Release voluntarily and of his own free will and assents to all the terms and conditions contained herein.





Dated:____________________                  __________________________
                                            Gregory T. Cook



                                            Emerging Vision, Inc.
                                            ("Company")

Dated:____________________                  __________________________
                                           By:      George D. Papadopoulos
                                           Its:     Chief Financial Officer

                 NON-QUALIFIED STOCK OPTION AGREEMENT                  EXHIBIT A


                              Emerging Vision, Inc.
                             1500 Hempstead Turnpike
                           East Meadow, New York 11554


                                                                  March 23, 2001

Mr. Gregory T. Cook
1300 Charlotte Way
Carrollton, Texas  75007

Dear Mr. Cook:

                  This Agreement confirms Emerging Vision, Inc.'s (the "Company") grant of a Non-Qualified Stock Option to you effective as of March 23, 2001, under the Emerging Vision, Inc. 1995 Stock Incentive Plan (the "Plan"), upon the following terms and conditions:

                  1. Grant of Option. Pursuant to the action of the Company's Compensation Committee, the Company hereby grants to you a Non-Qualified Stock Option (hereinafter referred to as the "Option") to purchase, subject to the terms and conditions hereinafter set forth, 250,000 shares of the Common Stock of the Company (the "Common Shares"), at a per share purchase price equal to $.25 (the "Purchase Price"). The number of shares under the Option and the Purchase Price thereof shall be adjusted by the Committee, and you shall be entitled to such adjustment, upon the occurrence of any event described in
Section 2.4 of the Plan. An equitable adjustment shall be determined by the Committee in good faith.

                  2. Times of Exercise and Term of the Option. The Option shall be exercisable for all of the Common Shares. If fewer than the number of Common Shares then available for purchase pursuant to the Option are purchased at any time under this Agreement, you may purchase the remaining Common Shares at any subsequent time during the term of the Option. The Option is for a term of five years and shall expire, in its entirety, on March 22, 2006 (the "Option
Expiration Date"). The Option shall not terminate prior to the Option Termination Date by reason of the termination of your employment. The Option may not be exercised for fractional shares.

                  Notation of any partial exercise will be made by the Company on Schedule 1 annexed hereto.

                  3. Method of Exercise and Payment. Exercise of the Option shall be by written notice, in a form substantially as attached to this Agreement as Schedule A, delivered or mailed to the Secretary of the Company at its principal office specifying the number of Common Shares as to which the Option is being exercised and identifying the Option by date of grant. Such notice shall be accompanied by the full amount of the Option exercise price for the Common Shares to be purchased in cash or by certified check or, if approved by the Compensation Committee, in its sole and absolute discretion, by delivery of your promissory note payable to the Company, or by delivery of whole Common Shares owned by you ("Optionee Stock") in full or partial payment of the exercise price. You will receive a credit against the purchase price of the Common Shares as to which the Option is being exercised equal to the Fair Market Value (as defined in the Plan) of such Optionee Stock as of the close of the business day immediately preceding the date of delivery of the notice of election to exercise the Option. Any Common Shares of Optionee Stock being delivered must be accompanied by a duly executed assignment to the Company, in blank, or with stock powers attached, together with a written representation that such Common Shares of Optionee Stock are owned by you, free and clear of all liens, claims and encumbrances, and such other representations as the Company shall reasonably determine. Only whole Common Shares of Optionee Stock with a Fair Market Value up to, but not exceeding, the Purchase Price of the Common Shares as to which the Option is being exercised will be accepted hereunder. Delivery of the Common Shares of Optionee Stock may be made at the office of the Company or at the offices of the transfer agent appointed for the transfer of the Common Stock of the Company.

                  It shall be a condition to the Company's obligation to deliver Common Shares upon exercise of any portion of the Option that you pay, or make provision satisfactory to the Company for the payment of, any taxes which the Company is obligated to withhold or collect with respect to such exercise or otherwise with respect to the Option.

                  4. Incorporation of Plan Provisions. This Agreement is made pursuant to the Plan and is subject to all the terms and provisions of such Plan as if the same were fully set forth herein, and receipt of a copy of such Plan is hereby acknowledged. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Plan.

                  5. Shareholder Rights. You shall not be, nor have any of the rights or privileges of, a holder of Common Shares in respect of any Common Shares purchasable upon the exercise of the Option, including any rights regarding voting or payment of dividends, unless and until a certificate representing such Shares has been, or pursuant to the Plan is required to be, delivered to you.

         6. Non-Transferability. This Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution.

7. Securities Law Requirements. You herebyacknowledge that in the event the Registration Statement (pursuant to which the Common Shares were registered under the Securities Act of 1933, as amended (the "Act") is not then effective, no Common Shares issuable upon the exercise of the Option shall be issued and delivered unless and until there shall have been full compliance with all applicable requirements of the Act and any other requirements of law or of any regulatory body having jurisdiction over such issuance and delivery (collectively, the "Securities Laws"). Without limiting the foregoing, you hereby agree that you will not sell or transfer any Common Shares subject to the Option unless and until there shall have been full compliance, by you, with the Securities Laws.

         8. Miscellaneous. This Agreement: (a) shall be binding upon and inure to the benefit of any successor of the Company and your successors, assigns and estate, including your executors, administrators and trustees; (b) SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES; and (c) may not be amended except in writing.

         It is your intent and that of the Company that this Non-Qualified Stock Option is not classified as an Incentive Stock Option and that any ambiguities in construction shall be interpreted in order to effectuate such intent.

         To confirm your acceptance of the foregoing, please sign and return one copy of this Agreement to: Emerging Vision, Inc., 1500 Hempstead Turnpike, East Meadow, New York 11554.

                         EMERGING VISION, INC.


                         By:____________________________
                             George D. Papadopoulos
                             Chief Financial Officer


AGREED:

- --------------------------------
Gregory T. Cook


Date:____________________________

                                                                       EXHIBIT B

                                 MUTUAL RELEASE

This Mutual Release ("Release"), is entered into effective March 26th, 2001 (the "Effective Date"), by and between, Balfour Investors Incorporated ("Balfour"), Jay Goldsmith ("Goldsmith"), and Goldin Associates LLC ("Goldin"), and Michael McGeeney ("McGeeney") (collectively, the "Consultants"), and Gregory T. Cook ("Cook").

RECITAL:

Both parties desire to effect the complete extinguishment of any actual, asserted or prospective claim against one another that particularly relates or arrives from their respective relationships with Emerging Vision, Inc. Therefore, in consideration of the payment of One Dollar ($1.00), and other good and valuable consideration, in hand paid, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. This Release is subject to and conditional upon the receipt, prior to March 31, 2001, by Cook's counsel, Brad D'Amico, Kessler Collins P.C., 5950 Sherry Lane, Suite 222, Dallas, Texas 75225 (FAX 214-373-4714),
          of facsimiles of executed counterparts of this Release from authorized representatives for each of Balfour, Goldsmith, McGeeney, and Goldin.

2. The Consultants do hereby release, cancel, forgive and forever discharge Cook, each of his predecessors, parent corporations, holding companies, subsidiaries, affiliates, divisions, heirs, successors and assigns, and all of their officers, directors, employees, agents and attorneys from all actions, claims, demands, damages, obligations, liabilities, controversies and executions, of any kind or nature whatsoever, whether known or unknown, whether suspected or not, which have arisen, or may have arisen, or shall arise by reason of the referenced matter from the first day of the world, including this day and each day hereafter, and the Consultants do specifically waive any claim or right to assert any cause of action or alleged case of action or claim or demand which has, through oversight or error intentionally or unintentionally or through a mutual mistake, been omitted from this Release.

3. Cook does hereby release, cancel, forgive and forever discharge the Consultants, each of their predecessors, parent corporations, holding companies, subsidiaries, affiliates, divisions, heirs, successors and assigns, and all of their officers, directors, employees, agents and attorneys from all actions, claims, demands, damages, obligations, liabilities, controversies and executions, of any kind or nature whatsoever, whether known or unknown, whether suspected or not, which have arisen, or may have arisen, or shall arise by reason of the referenced matter from the first day of the world, including this day and each day hereafter, and Cook does specifically waive any claim or right to assert any cause of action or alleged case of action or claim or demand which has, through oversight or error intentionally or unintentionally or through a mutual mistake, been omitted from this Release.

4. The provisions of this Release must be read as a whole and are not severable and/or separately enforceable by any party hereto.

5. The parties agree that this Release shall be governed for all purposes by the laws of the State of New York as such laws apply to contracts performed within the State of New York by its residents and that exclusive venue and exclusive personal jurisdiction for any action arising out of this Release shall lie in state or federal courts in the State and County of New York, and with respect to which the parties consent to personal jurisdiction.


IN WITNESS WHEREOF, the undersigned have executed this Release in multiple counterparts as of the Effective Date.

GREGORY T. COOK



- --------------------------------
Signature


BALFOUR INVESTORS, INC.



- --------------------------------
Signature

- --------------------------------
Print Name

- --------------------------------
Title


JAY GOLDSMITH



- --------------------------------
Signature

MICHAEL McGEENEY



- --------------------------------
Signature



GOLDIN ASSOCIATES LLC



- --------------------------------
Signature

- --------------------------------
Print Name

- --------------------------------
Title

                                                                                                              EXHIBIT C

    --------------------------------------------------------------------------------------------------------------------
     Employee             Title             Options   Severance$     Payroll    Vacation    Reimbursable    TOTAL CASH
                                                                       thru      Payment      Business       PAYMENT
                                                                      3/23/01                 Expenses
    --------------------------------------------------------------------------------------------------------------------
                          SVP Bus Dev                 58,187.50      7,673.08   8,440.38                    74,300.96
                          VP Technology               32,083.33      4,230.77   2,326.92                    38,641.03
                          Dir of Tech                 29,166.67      3,846.15   1,057.69                    34,070.51
                          Dir of Prof Services        32,000.00      3,692.31   1,384.62                    37,076.92
                          Purchasing Mgr              20,416.67      2,423.08   3,163.46                    26,003.21
                          Internet Mgr                23,333.33      3,076.92   3,307.69                    29,717.95
                          IT Administrator            15,000.00      2,307.69     807.69                    18,115.38
                          Admin Asst.                  4,166.67      1,923.08   1,009.62                     7,099.36
                          Admin Asst.                  4,166.67      1,923.08     288.46                     6,378.21
                          CEO               250,000   277,000.00     8,076.92   8,076.92     23,000.00     316,153.85
                          SVP Operations    250,000   205,000.00     5,492.31   5,653.85                   216,146.16
                                                      ----------               ---------     ---------     ----------
       Total                                          700,520.83               35,517.31     23,000.00     803,703.53
                                                      ==========               =========     =========     ==========